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IDS Life of New York Flexible Portfolio Annuity Account (FPA-NY)
Registration No. 333-03867/811-07623

EXHIBIT INDEX

8.1 Copy of Participation Agreement between IDS Life Insurance Company of New York and Putnam Capital Manager Trust and Putnam Mutual Funds Corp.

8.2 Copy of Participation Agreement between IDS Life Insurance Company of New York and Templeton Variable Products Series Fund and Franklin Templeton
                  Distributors, Inc.

8.3 Copy of Participation Agreement between IDS Life Insurance Company of New York and Warburg Pincus Trust and Warburg Pincus Counsellors, Inc. and Counsellors Securities, Inc.

8.4 Copy of Participation Agreement between IDS Life Insurance Company of New York and AIM Variable
                  Insurance Funds, Inc. and AIM Distributors, Inc.

8.5 Copy of Participation Agreement between IDS Life Insurance Company of New York and TCI Portfolios, Inc. and Investors Research Corporation.

10.               Consent of Independent Auditors.

11.               Financial Statement Schedules and Report of Independent
                  Auditors.

14.               Financial Data Schedule.

15.               Power of Attorney dated March 26, 1997.